                                                                    Exhibit 99.1

[ROADWAY CORPORATION LOGO]


CONTACT:
John M. Hyre
Investor and Public Relations
(330) 258-6080

              ROADWAY CORPORATION'S ANNUAL EARNINGS $1.64 PER SHARE
              -----------------------------------------------------


AKRON, Ohio - January 23, 2002 - Roadway Corporation (NASDAQ: ROAD) today reported revenues of $2.79 billion for the year ended December 31, 2001, down 8.2%, when compared to revenues of $3.04 billion in 2000.

Net income for the year decreased 45.5% to $30,837,000, or $1.64 per share (diluted), when compared to net income of $56,542,000, or $2.98 per share, for 2000. For Roadway Express and its subsidiaries, which constituted 99% of the Company's annual volume in 2001, business levels as indicated by total tonnage were down 12.6%. Less-than-truckload (LTL) tonnage was down 12.5%, and truckload tonnage decreased by 13.0%. In 2001, revenue per ton increased 4.0% versus last year.

For the 16 weeks constituting the Company's fourth quarter, revenues were down 9.3% to $867,497,000, when compared with revenues of $956,015,000 for the fourth quarter of 2000. Net income for the quarter declined 46.3% to $13,651,000, or $.73 per share (diluted), when compared to net income of $25,435,000, or $1.34 per share, during the same period in 2000. During the quarter, Roadway Express and its subsidiaries' tonnage was down 13.2% compared to fourth quarter 2000. For the quarter, LTL tons decreased 13.0%, and truckload tonnage was down 13.6%. Revenue per ton, net of year-over-year fuel surcharge reductions of 2.2%, was 3.4% higher than the same period last year.

Michael W. Wickham, Chairman of the Board of Directors and CEO of Roadway Corporation, stated, "Due to the continuing downturn in the national economy, our business volumes were depressed going into the fourth quarter. With the events of September 11, they dipped even further, but fairly quickly returned to their previously soft levels. These results reflect our strategy to keep costs variable. All of our employees did an excellent job managing expenses in a very difficult economic period. Our results also reflect the fact that our pricing environment continued to be relatively stable."


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ROADWAY CORPORATION
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FOURTH QUARTER 2001



"The year followed a pattern similar to the fourth quarter. We saw continued softness in volumes due to the general economy, however, we were able to exercise tight cost controls that would not have been possible just a few years ago. Even so, in 2001, we undertook a number of significant strategic growth initiatives to increase shareholder value and better serve our customers. After forming a holding company, we successfully completed the acquisition of Arnold Industries. We also became a partner in an exciting new joint venture, Integres Global Logistics, which powers Roadway Air, an important new customer offering," Wickham added.

"Since we completed the purchase of Arnold on November 30, this year's results only include New Penn and Arnold Transportation Services for the month of December, which is historically a very slow month for our industry. We do expect New Penn and ATS to materially contribute to our financial performance going forward. Additionally, New Penn's knowledge and expertise in the next-day ground business will figure prominently in our growth plans," Wickham said.

"Looking forward, we expect the dismal economic conditions we experienced in 2001 to continue in the first quarter of 2002. The opening quarter of the year will be extremely challenging, as it is traditionally our slowest period. We will continue to manage our costs in line with anticipated business volumes. We plan to continue investing in our business, as our strategy currently calls for $105 million in capital expenditures during the year. The inclusion of New Penn and Arnold Transportation Services will add to the Company's top line growth and should offer some protection for profit margins during this difficult period. Overall, we expect to post a profitable first quarter, but don't look for margins to be any better than last year's first quarter. The people at all of our companies are focused on providing excellent service at a good price so we can grow our business and get all of our laid-off employees back to work," Wickham concluded.


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ROADWAY CORPORATION
PAGE 3
FOURTH QUARTER 2001



CONDENSED STATEMENTS OF CONSOLIDATED INCOME
 ROADWAY CORPORATION AND SUBSIDIARIES

                                                                                Fourth Quarter Ended
                                                                                   (Sixteen Weeks)
                                                                    December 31, 2001           December 31, 2000
                                                               --------------------------------------------------------
                                                                        (in thousands, except per share data)
Revenue                                                            $      867,497              $      956,015
Operating expenses:
    Salaries, wages and benefits                                          556,084                     583,708
    Operating supplies and expenses                                       143,696                     167,963
    Purchased transportation                                               83,683                      94,358
    Operating taxes and licenses                                           21,795                      23,410
    Insurance and claims                                                   13,684                      23,448
    Provision for depreciation                                             23,895                      18,702
    Net (gain) loss on sale of operating property                            (116)                        712
                                                               --------------------------------------------------------
Total operating expenses                                                  842,721                     912,301
                                                               --------------------------------------------------------
Operating income                                                           24,776                      43,714
Other (expense) income, net                                                (1,759)                        377
                                                               --------------------------------------------------------
Income before income taxes                                                 23,017                      44,091
Provision for income taxes                                                  9,366                      18,656
                                                               --------------------------------------------------------
Net income                                                         $       13,651              $       25,435
                                                               ========================================================

Earnings per share - basic                                         $         0.74              $         1.36
Earnings per share - diluted                                       $         0.73              $         1.34
Average shares outstanding - basic                                         18,581                      18,657
Average shares outstanding - diluted                                       18,954                      18,928
Operating ratio                                                              97.1%                       95.4%
Profit margin                                                                 1.6%                        2.7%


Includes New Penn and ATS for the month of December 2001.


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ROADWAY CORPORATION
PAGE 4
FOURTH QUARTER 2001



CONDENSED STATEMENTS OF CONSOLIDATED INCOME
 ROADWAY CORPORATION AND SUBSIDIARIES

                                                                                     Year Ended
                                                                    December 31, 2001           December 31, 2000
                                                               --------------------------------------------------------
                                                                        (in thousands, except per share data)
Revenue                                                            $    2,791,748              $    3,039,560
Operating expenses:
    Salaries, wages and benefits                                        1,785,117                   1,889,928
    Operating supplies and expenses                                       480,529                     544,774
    Purchased transportation                                              275,637                     308,089
    Operating taxes and licenses                                           71,624                      78,271
    Insurance and claims                                                   47,728                      64,442
    Provision for depreciation                                             71,512                      55,675
    Net loss on sale of operating property                                    418                       1,969
                                                               --------------------------------------------------------
Total operating expenses                                                2,732,565                   2,943,148
                                                               --------------------------------------------------------
Operating income                                                           59,183                      96,412
Other (expense) income, net                                                (6,016)                      1,872
                                                               --------------------------------------------------------
Income before income taxes                                                 53,167                      98,284
Provision for income taxes                                                 22,330                      41,742
                                                               --------------------------------------------------------
Net income                                                         $       30,837              $       56,542
                                                               ========================================================

Earnings per share - basic                                         $         1.67              $         3.03
Earnings per share - diluted                                       $         1.64              $         2.98
Average shares outstanding - basic                                         18,490                      18,662
Average shares outstanding - diluted                                       18,808                      18,992
Operating ratio                                                              97.9%                       96.8%
Profit margin                                                                 1.1%                        1.9%


Includes New Penn and ATS for the month of December 2001.


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ROADWAY CORPORATION
PAGE 5
FOURTH QUARTER 2001



CONDENSED CONSOLIDATED BALANCE SHEETS
 ROADWAY CORPORATION AND SUBSIDIARIES

                                                                   December 31, 2001             December 31, 2000
                                                              -----------------------------------------------------------
                                                                                    (in thousands)
Assets
Current assets:
    Cash and cash equivalents                                         $      122,873                 $     64,939
    Other current assets                                                     237,581                      328,531
                                                              -----------------------------------------------------------
Total current assets                                                         360,454                      393,470
Net carrier operating property                                               607,925                      428,685
Goodwill, net                                                                268,253                       16,086
Deferred income taxes                                                         31,054                       29,118
Other assets                                                                  35,163                        3,046
                                                              -----------------------------------------------------------
Total assets                                                          $    1,302,849                 $    870,405
                                                              ===========================================================

Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                                  $      216,765                 $    178,890
    Other current liabilities                                                196,328                      174,156
                                                              -----------------------------------------------------------
Total current liabilities                                                    413,093                      353,046
Long-term liabilities                                                        222,861                      177,488
Long-term debt                                                               307,000                          -0-
Shareholders' equity                                                         359,895                      339,871
                                                              -----------------------------------------------------------
Total liabilities and equity                                          $    1,302,849                 $    870,405
                                                              ===========================================================


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ROADWAY CORPORATION
PAGE 6
FOURTH QUARTER 2001



CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
 ROADWAY CORPORATION AND SUBSIDIARIES

                                                                                        Year Ended
                                                                        December 31, 2001           December 31, 2000
                                                                  --------------------------------------------------------
                                                                                      (in thousands)
Cash flows from operating activities:
    Net income                                                          $     30,837                    $   56,542
    Adjustments                                                               86,386                        40,442
                                                                  --------------------------------------------------------
Net cash provided by operating activities                                    117,223                        96,984

Net cash (used) by investing activities                                     (469,022)                     (108,885)
Net cash provided (used) by financing activities                             409,679                        (3,854)
Effect of exchange rate changes on cash                                           54                          (103)
                                                                  --------------------------------------------------------
Net increase (decrease) in cash
    and cash equivalents                                                      57,934                       (15,858)
Cash and cash equivalents at beginning of period                              64,939                        80,797
                                                                  --------------------------------------------------------
Cash and cash equivalents at end of period                              $    122,873                    $   64,939
                                                                  ========================================================


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ROADWAY CORPORATION
PAGE 7
FOURTH QUARTER 2001



OPERATING DATA, EXCLUDES NEW PENN AND ATS

                                                                                Fourth Quarter Ended
                                                                                   (Sixteen Weeks)
                                                                    December 31, 2001           December 31, 2000
                                                               --------------------------------------------------------

LTL tons                                                                    1,798,818                   2,068,750
Truckload tons                                                                409,898                     474,449
                                                               --------------------------------------------------------
Total tons                                                                  2,208,716                   2,543,199

LTL shipments                                                               3,803,180                   4,417,060
Truckload shipments                                                            49,713                      57,312
                                                               --------------------------------------------------------
Total Shipments                                                             3,852,893                   4,474,372

Revenue per LTL ton                                                    $       431.10              $      424.51
Revenue per truckload ton                                              $       158.67              $      164.01
Revenue per ton                                                        $       380.54              $      375.91


                                                                                     Year Ended
                                                                                  (Fifty-two Weeks)
                                                                    December 31, 2001           December 31, 2000
                                                               --------------------------------------------------------

LTL tons                                                                    6,018,164                   6,874,792
Truckload tons                                                              1,367,007                   1,570,801
                                                               --------------------------------------------------------
Total tons                                                                  7,385,171                   8,445,593

LTL shipments                                                              12,850,648                  14,775,667
Truckload shipments                                                           165,274                     191,311
                                                               --------------------------------------------------------
Total Shipments                                                            13,015,922                  14,966,978

Revenue per LTL ton                                                    $       423.88              $       405.80
Revenue per truckload ton                                              $       156.37              $       159.00
Revenue per ton                                                        $       374.37              $       359.90



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ROADWAY CORPORATION
PAGE 8
FOURTH QUARTER 2001


Roadway Express operates with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

A conference call discussing this quarter's performance with securities analysts will be simulcast live on the Company's Web site at www.roadwaycorp.com beginning at 11:00 a.m. (Eastern time) on Wednesday, January 23, 2002. The call will remain available for playback for the next three weeks.

Note: While most of the information provided herein is historical, some of the comments made are forward-looking statements. Roadway Corporation's actual performance may differ from that forecast as a result of variable factors such as the state of the national economy, capacity and rate levels in the motor freight industry, fuel prices, the success of Roadway Corporation's operating plans, including its plans for New Penn and Arnold Transportation Services, and uncertainties concerning the ongoing impact of terrorism and related costs. These forward-looking statements reflect management's analysis only as of the date of this release. Roadway Corporation undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review risks and uncertainties contained in other documents that Roadway Corporation files from time to time with the Securities and Exchange Commission.

Included in the Dow Jones Transportation Average, Roadway Corporation (NASDAQ:
ROAD), is a holding company dedicated to identifying opportunities to expand the transportation-related service offerings available to customers through the Roadway portfolio of strategically linked companies. Roadway Corporation's principal operating subsidiaries include: ROADWAY EXPRESS, a leading ISO 9002-certified transporter of industrial, commercial and retail goods in the two- to five-day regional and long-haul markets. Roadway Express provides seamless service between all 50 states, Canada, Mexico and Puerto Rico including export services to 66 countries. NEW PENN MOTOR EXPRESS, a regional, next-day ground less-than-truckload carrier of general commodities serving twelve states in the Northeastern United States, with links to the Midwest and Southeast United States and Ontario, Canada. And, ARNOLD TRANSPORTATION SERVICES, an irregular route, dedicated truckload carrier serving short-haul markets in the Northeast, Southeast, Midwest and Southwest regions of the U.S. For additional information, contact the Company at www.roadwaycorp.com.


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